EXHIBIT 99.1
Platform Specialty Products Corporation
Announces Third Quarter 2018 Financial Results

•	Net sales from continuing operations increased 2% on a reported basis to $489 million; growth of 3% on an organic basis

•	GAAP diluted loss per share from continuing operations of $0.02; adjusted earnings per share from continuing operations of $0.04

•	Reported net loss from continuing operations of $4.3 million; improved from a loss of $36.9 million in the same period last year

•	Adjusted EBITDA from continuing operations grew 1% to $108 million; growth of 3% on a constant currency basis

•
Reaffirming 2018 adjusted EBITDA guidance, excluding discontinued operations (Arysta LifeScience), expected to be in the range of $425 million to $445 million, which includes $5 million of reorganizational cost savings realized in 2018; expect an additional $20 million of run-rate savings from the sale of Arysta LifeScience and the associated reduction of corporate costs in 2019

•	Sale of Arysta LifeScience targeted to close at year-end 2018, subject to receipt of regulatory clearances
West Palm Beach, Fla., November 1, 2018 -- Platform Specialty Products Corporation (NYSE: PAH) (“Platform” or the “Company”), a global and diversified specialty chemicals company, today announced financial results from continuing operations for the third quarter ended September 30, 2018.
Unless otherwise specified, the results presented in this press release exclude discontinued operations. Discontinued operations relate to Platform's Agricultural Solutions business, which consists of Arysta LifeScience Inc. and its subsidiaries. On July 20, 2018, Platform entered into a definitive agreement to sell Arysta LifeScience Inc. to UPL Corporation Ltd. for $4.2 billion in cash, subject to adjustments.  The Company's continuing operations include the existing senior notes and term loans and the related liabilities and interest expense. For unaudited recasted consolidated financial statements illustrating the impact of the sale of Agricultural Solutions on Platform's historical results, see Platform's Current Report on Form 8-K dated November 1, 2018.

Executive Commentary
Platform’s CEO Rakesh Sachdev said, “Our third quarter results demonstrate another quarter of growth in both net sales and adjusted EBITDA. The Performance Solutions businesses in continuing operations - the Element Solutions portfolio - achieved positive organic sales growth in all end markets, despite macro challenges. We experienced softness in certain of our end-markets, particularly in Asia, and we see this trend continuing in the fourth quarter. On a reported basis, currency fluctuations, particularly the Brazilian Real and Chinese Yuan, had a negative impact on our results. From an Adjusted EBITDA perspective, our positive topline growth was partially offset by unfavorable product mix pressure as the higher margin Asian electronics end-market experienced slower growth. Despite these pressures and some increased raw material prices, the business showed resilience around the world. This resilience is a testament to the quality of the businesses and the strength of our diversified business model.”

“We are pleased to report that we have made significant progress towards completing the announced sale of our Agricultural Solutions segment, Arysta. In coordination with UPL, we have filed with all necessary regulatory bodies and have already received several key merger control approvals including in the United States (“HSR”) and Brazil. Both parties are hopeful that we will be able to close the transaction on December 31, 2018, although the exact timing will be controlled by the outstanding regulatory clearances. In addition to regulatory filings, both sides have been working expeditiously to prepare for a smooth transition and integration. There is a lot of excitement for the next chapter within both companies. For our Performance Solutions segment, which will form the foundation of the new Element Solutions, we are well advanced with our targeted initiatives including a comprehensive strategy review and the transition to a one company structure with its associated efficiencies and cost savings. We have already begun realizing a portion of these savings and are enthusiastic about the more nimble company we will become. We look forward to sharing our progress on this further in the coming weeks and months.”
Sachdev continued, “We are reaffirming our previously announced adjusted EBITDA guidance range, excluding Arysta, of $425 million to $445 million, which includes $5 million of savings that will be realized in 2018 associated with the reorganization into a one-company structure. We expect the remaining $20 million of estimated savings we communicated when we announced the Arysta sale to be realized on a run-rate basis in 2019. Given the significant realized and anticipated currency headwinds and a degree of market softness, particularly in Asia, we currently expect to be at the lower-end of our 2018 guidance range. Achieving our expected financial and operating results and finalizing our restructuring plans are key priorities for the rest of the year.”
Third Quarter 2018 Income Statement Highlights (Compared with Third Quarter 2017) for Continuing Operations:

•	Net sales on a reported basis for the third quarter of 2018 were $489 million, an increase of 2%.

◦	Organic sales, which exclude the impact of currency changes, certain pass-through metals pricing and acquisitions, increased 3%.

•	Third quarter 2018 earnings per share performance:

◦	GAAP diluted loss per share from continuing operations was $0.02, compared to a loss of $0.13.

◦	Adjusted earnings per share were $0.04, an improvement of $0.02 per share.

•	Reported net loss from continuing operations for the third quarter of 2018 was $4.3 million, compared to a net loss of $36.9 million.

•	Adjusted EBITDA for the third quarter of 2018 was $108 million, an increase of 1%.

◦	On a constant currency basis, adjusted EBITDA increased 3%.
2018 Guidance Reaffirmed
Platform reaffirmed its prior 2018 adjusted EBITDA guidance, excluding Arysta LifeScience, of $425 million to $445 million. This guidance range includes $5 million of savings expected to be realized in 2018 in connection with the reorganization of Platform into the new Element Solutions one-company structure. Platform expects to realize the remaining $20 million of run-rate savings in 2019.
Update on Announced Arysta Sale Transaction
Platform is currently targeting to complete the sale of Arysta LifeScience at year end 2018. Regulatory clearances and approvals are believed to be the key remaining items to ensure a timely closing and the parties are working diligently to obtain them by year end. Several key approvals have already been received including in the United States (“HSR”) and Brazil.
Conference Call
Platform will host a webcast/dial-in conference call to discuss its third quarter of 2018 financial results at 8:30 a.m. (Eastern Time) on Thursday, November 1, 2018. Participants on the call will include Rakesh Sachdev, Chief Executive Officer; John P. Connolly, Chief Financial Officer; Benjamin Gliklich, Executive Vice President - Operations and Strategy; Scot R. Benson, President - Performance Solutions and Diego Lopez Casanello, President - Agricultural Solutions.
To listen to the call by telephone, please dial 877-876-9173 (domestic) or 785-424-1667 (international) and provide the Conference ID: PAHQ318 or Program Title: Third Quarter 2018 Earnings. The call will be simultaneously webcast at www.platformspecialtyproducts.com. A replay of the webcast will be available for three weeks shortly after completion of the live call at www.platformspecialtyproducts.com.
About Platform
Platform is a global and diversified producer of high-technology specialty chemicals and provider of technical services. The business involves the formulation of a broad range of solutions-oriented specialty chemicals, which are sold into multiple industries, including automotive, electronics, graphic arts, and offshore oil and gas production and drilling. More information on Platform is available at www.platformspecialtyproducts.com.
Forward-Looking Statements
This release is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 as it contains "forward-looking statements" within the meaning of the federal securities laws. These statements will often contain words such as "expect," "anticipate," "project," "will," "should," "believe," "intend," "plan," "estimate," "predict," "seek," "continue," "outlook," "may," "might," "should," "can have," "likely," "potential," "target," "hope" or "hopeful" and variations of such words and similar expressions. Examples of forward-looking statements include, but are not limited to, statements, beliefs, projections and expectations regarding the announced sale of Arysta LifeScience and the timing for completion of this transaction; the ability of the parties to close this transaction, including obtaining the outstanding regulatory clearances and meeting other closing conditions for the transaction; targeted initiative related to future strategy, the transition to one-company model and the associated efficiencies and cost savings, including the remaining $20 million of estimated savings expected to be realized on a

2

run-rate basis in 2019; the amount of any impairment charge required to be recorded and the effect on Platform’s results of operations; target leverage ratio and 2018 adjusted EBITDA guidance for Platform's continuing operations; achieving expected financial and operating results and finalizing restructuring plans for and by the end of the year. These projections and statements are based on management's estimates, assumptions or expectations with respect to future events and financial performance, and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those expressed or implied in the forward-looking statements if one or more of the underlying estimates, assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the Arysta transaction; the risk that the outstanding regulatory clearances may not be obtained or may be delayed or obtained subject to conditions that are not anticipated; the risk that the transaction will not be consummated in a timely manner or by the targeted date; the risk that Platform will experience unanticipated delays or difficulties and transaction costs in consummating the transaction; the risk that any of the closing conditions to the transaction may not be satisfied in a timely manner or at all; the risk related to disruption from the transaction and the related diverting of management’s attention making it more difficult to maintain business and operational relationships; the failure to realize the benefits, efficiencies and cost savings expected from the transaction or related strategic initiatives; the impact of the transaction on Platform's share price and market volatility; the effect of the announcement of the transaction on the ability of Platform to retain customers and suppliers, retain or hire key personnel, and maintain relationships with customers, suppliers and lenders; the effect of the transaction or the announcement and completion of related transactions on Platform’s operating results and businesses generally; the impact of the Tax Reform on Platform’s businesses; the impact of any future acquisitions or additional divestitures, restructurings, refinancings, and other unusual items, including Platform's ability to raise or retire debt or equity and to integrate and obtain the anticipated benefits, results and/or synergies from these items or other related strategic initiatives; and the possibility of more attractive strategic options arising in the future. Additional information concerning these and other factors that could cause actual results to vary is, or will be, included in Platform's periodic and other reports filed with the Securities and Exchange Commission. Platform undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

3

PLATFORM SPECIALTY PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)	2018	2017	2018	2017
Net sales	$488.5	$480.6	$1,482.6	$1,390.0
Cost of sales	278.9	272.4	847.2	788.4
Gross profit	209.6	208.2	635.4	601.6
Operating expenses:
Selling, technical, general and administrative	139.5	140.2	424.6	420.2
Research and development	10.5	11.2	33.1	33.8
Total operating expenses	150.0	151.4	457.7	454.0
Operating profit	59.6	56.8	177.7	147.6
Other expense:
Interest expense, net	(77.9)	(84.7)	(233.4)	(256.3)
Foreign exchange (loss) gain	(4.7)	(11.2)	0.4	(47.5)
Other (expense) income, net	(0.1)	0.6	13.6	3.4
Total other expense	(82.7)	(95.3)	(219.4)	(300.4)
Loss before income taxes and non-controlling interests	(23.1)	(38.5)	(41.7)	(152.8)
Income tax benefit (expense)	18.8	1.6	(21.1)	(20.2)
Net loss from continuing operations	(4.3)	(36.9)	(62.8)	(173.0)
(Loss) income from discontinued operations, net of tax	(401.6)	(29.4)	(293.3)	23.1
Net loss	(405.9)	(66.3)	(356.1)	(149.9)
Net income attributable to the non-controlling interests	(3.0)	(2.9)	(3.5)	(4.8)
Net loss attributable to common stockholders	$(408.9)	$(69.2)	$(359.6)	$(154.7)
(Loss) earnings per share
Basic from continuing operations	$(0.02)	$(0.13)	$(0.23)	$(0.62)
Basic from discontinued operations	(1.40)	(0.11)	(1.02)	0.08
Basic attributable to common stockholders	$(1.42)	$(0.24)	$(1.25)	$(0.54)

Diluted from continuing operations	$(0.02)	$(0.13)	$(0.23)	$(0.62)
Diluted from discontinued operations	(1.40)	(0.11)	(1.02)	0.08
Diluted attributable to common stockholders	$(1.42)	$(0.24)	$(1.25)	$(0.54)

Weighted average common shares outstanding
Basic	288.2	286.7	288.1	285.8
Diluted	288.2	286.7	288.1	285.8

4

PLATFORM SPECIALTY PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
(in millions)	2018	2017
Assets
Cash and cash equivalents	$252.2	$258.4
Accounts receivable, net of allowance for doubtful accounts of $7.8 and $8.2 at September 30, 2018 and December 31, 2017, respectively	400.3	399.8
Inventories	210.2	186.4
Prepaid expenses and other current assets	59.6	63.9
Current assets of discontinued operations	1,545.0	1,432.1
Total current assets	2,467.3	2,340.6
Property, plant and equipment, net	270.1	287.4
Goodwill	2,187.4	2,252.6
Intangible assets, net	1,054.4	1,160.8
Other assets	28.8	42.4
Non-current assets of discontinued operations	3,383.5	4,168.6
Total assets	$9,391.5	$10,252.4
Liabilities & stockholders' equity
Accounts payable	$112.7	$111.2
Accrued expenses and other current liabilities	171.5	215.6
Current liabilities of discontinued operations	842.4	764.9
Total current liabilities	1,126.6	1,091.7
Debt and capital lease obligations	5,389.9	5,437.1
Pension and post-retirement benefits	53.4	56.3
Deferred income taxes	145.3	170.0
Contingent consideration	81.7	79.2
Other liabilities	76.9	85.5
Non-current liabilities of discontinued operations	406.4	472.6
Total liabilities	7,280.2	7,392.4
Stockholders' equity
Preferred stock - Series A	—	—
Common stock: 400.0 shares authorized (2018: 288.3 shares issued; 2017: 287.4 shares issued)	2.9	2.9
Additional paid-in capital	4,054.0	4,032.0
Treasury stock (2018 and 2017: 0.0 shares)	(0.1)	(0.1)
Accumulated deficit	(1,230.6)	(871.0)
Accumulated other comprehensive loss	(780.0)	(420.7)
Total stockholders' equity	2,046.2	2,743.1
Non-controlling interests	65.1	116.9
Total equity	2,111.3	2,860.0
Total liabilities and stockholders' equity	$9,391.5	$10,252.4

5

PLATFORM SPECIALTY PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended			Nine Months Ended
(in millions)	September 30, 2018	June 30, 2018	March 31, 2018	September 30, 2018	September 30, 2017
Cash flows from operating activities:
Net (loss) income	$(405.9)	$11.8	$38.0	$(356.1)	$(149.9)
(Loss) income from discontinued operations, net of tax	(401.6)	61.4	46.9	(293.3)	23.1
Net loss from continuing operations	(4.3)	(49.6)	(8.9)	(62.8)	(173.0)
Reconciliation of net loss to net cash flows used in operating activities:
Depreciation and amortization	38.7	39.6	40.2	118.5	116.5
Deferred income taxes	5.2	(17.4)	(0.6)	(12.8)	(32.9)
Foreign exchange loss (gain)	4.3	0.9	(8.6)	(3.4)	40.6
Other, net	12.6	10.1	(4.5)	18.2	36.9
Changes in assets and liabilities (net of acquisitions):
Accounts receivable	(4.4)	0.4	(11.7)	(15.7)	(26.7)
Inventories	(3.7)	(10.1)	(17.0)	(30.8)	(22.8)
Accounts payable	(7.4)	7.3	4.9	4.8	6.7
Accrued expenses	(40.9)	40.5	(39.5)	(39.9)	(9.9)
Prepaid expenses and other current assets	(6.8)	11.4	6.1	10.7	(15.2)
Other assets and liabilities	(7.0)	3.6	(9.8)	(13.2)	14.8
Net cash flows (used in) provided by operating activities	(13.7)	36.7	(49.4)	(26.4)	(65.0)
Cash flows from investing activities:
Capital expenditures	(8.6)	(6.2)	(4.8)	(19.6)	(24.5)
Proceeds from disposal of property, plant and equipment	0.1	1.6	—	1.7	14.2
Proceeds from the sale of equity investment	—	—	25.0	25.0	—
Acquisition of business, net of cash acquired	—	(28.2)	—	(28.2)	—
Other, net	2.3	1.6	(0.8)	3.1	(4.2)
Net cash flows (used in) provided by investing activities	(6.2)	(31.2)	19.4	(18.0)	(14.5)
Cash flows from financing activities:
Change in lines of credit, net	(60.0)	8.0	52.0	—	25.6
Debt proceeds, net of discount and premium	—	—	—	—	1,927.2
Repayments of borrowings	(0.2)	(0.1)	(0.1)	(0.4)	(1,955.5)
Debt prepayment and debt extinguishment costs	—	—	—	—	(6.1)
Other, net	0.3	(0.3)	(0.4)	(0.4)	(0.3)
Net cash flows (used in) provided by financing activities	(59.9)	7.6	51.5	(0.8)	(9.1)
Cash flows from discontinued operations:
Net cash flows provided by (used in) operating activities	42.0	32.7	(111.7)	(37.0)	133.3
Net cash flows used in investing activities	(11.6)	(8.3)	(12.6)	(32.5)	(20.7)
Net cash flows provided by (used in) financing activities	17.9	21.4	22.7	62.0	(66.5)
Net cash flows provided by (used in) discontinued operations	48.3	45.8	(101.6)	(7.5)	46.1
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(7.8)	(29.9)	14.1	(23.6)	27.3
Net (decrease) increase in cash, cash equivalents and restricted cash	(39.3)	29.0	(66.0)	(76.3)	(15.2)
Cash, cash equivalents and restricted cash at beginning of period (1)	446.9	417.9	483.9	483.9	423.5
Cash, cash equivalents and restricted cash at end of period (2)	$407.6	$446.9	$417.9	$407.6	$408.3

(1) Includes cash, cash equivalents and restricted cash of discontinued operations of $225.4 million and $187.4 million at December 31, 2017 and 2016, respectively.
(2) Includes cash, cash equivalents and restricted cash of discontinued operations of $155.4 million and $203.7 million at September 30, 2018 and 2017, respectively.

6

PLATFORM SPECIALTY PRODUCTS CORPORATION
ADDITIONAL FINANCIAL INFORMATION
(Unaudited)

I. UNAUDITED RESULTS - CONTINUING OPERATIONS
	Three Months Ended September 30,					Nine Months Ended September 30,
($ amounts in millions)	2018	2017	Reported	Constant Currency	Organic	2018	2017	Reported	Constant Currency	Organic
Net Sales	$488.5	$480.6	2%	4%	3%	$1,482.6	$1,390.0	7%	4%	4%
Adjusted EBITDA	$108.3	$107.8	1%	3%		$321.8	$297.7	8%	5%

	Reported			Constant Currency		Reported			Constant Currency
	2018	2017	Change	2018	Change	2018	2017	Change	2018	Change
Adjusted EBITDA Margin	22.2%	22.4%	(20) bps	22.2%	(20) bps	21.7%	21.4%	30 bps	21.6%	20 bps

II. UNAUDITED CAPITAL STRUCTURE
(in millions)		Maturity	Coupon	September 30, 2018
Instrument
Corporate Revolver		6/7/2020		$—
Term Loan B6 - USD	(1) (2)	6/7/2023	L + 300	1,135.3
Term Loan B7 - USD	(1)	6/7/2020	L + 250	630.3
Term Loan C5 - EUR	(1) (2)	6/7/2023	E + 275	695.9
Term Loan C6 - EUR	(1)	6/7/2020	E + 250	677.8
Other Secured Debt				10.5
Other Secured Debt - discontinued operations				5.0
Total First Lien Debt				3,154.8
Senior Notes due 2022		2/1/2022	6.5%	1,100.0
Senior Notes due 2023 (Euro)		2/1/2023	6%	406.3
Senior Notes due 2025		12/1/2025	5.875%	800.0
Other Unsecured Debt - discontinued operations				71.5
Total Unsecured Debt				2,377.8
Total Debt				5,532.6
Cash Balance - continuing operations				252.2
Cash Balance - discontinued operations				151.2
Net Debt				$5,129.2
Adjusted Shares Outstanding	(3)			302.1
Market Capitalization	(4)			$3,767.2
Total Capitalization				$8,896.4

(1)
Platform swapped certain of its floating term loans to fixed rate including $1.13 billion of its USD tranches and €277 million of its Euro tranches. At September 30, 2018, approximately 32% of debt was floating and 68% was fixed.

(2)
These term loans mature on June 7, 2023, provided that the Company prepays, redeems or otherwise retires and/or refinances in full its 6.50% USD Senior Notes due 2022, as permitted under its Amended and Restated Credit Agreement, on or prior to November 2, 2021, otherwise the maturity reverts to November 2, 2021.

(3)	See "Non-GAAP Adjusted Common Shares at September 30, 2018 and 2017 (Unaudited)" following the Adjusted Earnings Per Share table below.
(4)	Based on Platform's closing price of $12.47 at September 28, 2018, the last trading day of Q3 2018.

7

III. SELECTED FINANCIAL DATA - CONTINUING OPERATIONS
	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2018	2017	2018	2017
Interest expense	$78.8	$84.9	$235.2	$256.8
Interest paid	85.8	89.1	232.8	244.0
Income tax (benefit) expense	(18.8)	(1.6)	21.1	20.2
Income taxes paid	18.6	18.1	58.5	54.5
Capital expenditures	8.6	6.7	19.6	24.5
Proceeds from disposal of property, plant and equipment	0.1	10.1	1.7	14.2
IV. NON-GAAP MEASURES
To supplement the financial measures prepared in accordance with GAAP, Platform has provided in this release the following non-GAAP financial measures: EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings (loss) per share and organic sales growth. Platform also evaluates and presents its results of operations on a constant currency basis. In addition, this press release contains certain financial information related to Element Solutions, including expected 2018 adjusted EBITDA guidance which includes $5 million of reorganizational cost savings realized in 2018 with an additional $20 million of run-rate savings expected from the sale of Arysta LifeScience and the associated reduction of corporate cost in 2019. This information is provided for informational purposes only and is not necessarily, and should not be assumed to be, an indication of the results that may be achieved in the future.
Management internally reviews each of the non-GAAP measures mentioned above to evaluate performance on a comparative period-to-period basis in terms of absolute performance, trends and expected future performance with respect to the Company’s business, and believes that these non-GAAP measures provide investors with an additional perspective on trends and underlying operating results on a period-to-period comparable basis.  Platform also believes that investors find this information helpful in understanding the ongoing performance of its operations separate from items that may have a disproportionate positive or negative impact on its financial results in any particular period or are considered to be costs associated with its capital structure.  These non-GAAP financial measures, however, have limitations as analytical tools, and should not be considered in isolation from, a substitute for, or superior to, the related financial information that Platform reports in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements, and may not be completely comparable to similarly titled measures of other companies due to potential differences in calculation methods. In addition, these measures are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded or included in determining these non-GAAP financial measures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate Platform’s businesses.
The Company only provides adjusted EBITDA guidance and organic sales growth on a non-GAAP basis and does not provide reconciliations of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for restructurings, refinancings, divestitures, integration and acquisition-related expenses, share-based compensation amounts, non-recurring, unusual or unanticipated charges, expenses or gains, adjustments to inventory and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.
Constant Currency:
The Company discloses net sales and adjusted EBITDA on a constant currency basis by adjusting to exclude the impact of changes due to the translation of foreign currencies of its international locations into U.S. dollar. Management believes this non-GAAP financial information facilitates period-to-period comparison in the analysis of trends in business performance, thereby providing valuable supplemental information regarding its results of operations, consistent with how the Company internally evaluates its financial results.

8

The impact of foreign currency translation is calculated by converting the Company's current-period local currency financial results into U.S. dollar using the prior period's exchange rates and comparing these adjusted amounts to its prior period reported results. The difference between actual growth rates and constant currency growth rates represents the impact of foreign currency translation.
Organic Sales Growth:
Organic sales growth is defined as net sales excluding the impact of foreign currency translation, changes due to the pass-through pricing of certain metals, and acquisitions and/or divestitures, as applicable. Management believes this non-GAAP financial measure provides investors with a more complete understanding of the underlying net sales trends by providing comparable sales over differing periods on a consistent basis.
The following tables reconcile GAAP reported net sales growth to organic sales growth for the three and nine months ended September 30, 2018:

	Reported Net Sales Growth	Impact of Currency	Constant Currency	Change in Pass-Through Metals Pricing	Acquisitions/ (Divestitures)	Organic Sales Growth
Three Months Ended September 30, 2018	2%	2%	4%	—%	—%	3%
Nine Months Ended September 30, 2018	7%	(3)%	4%	—%	—%	4%
NOTE: totals may not sum due to rounding
For the three months ended September 30, 2018, pass-through metals pricing had a positive impact of $0.6 million and acquisitions had a positive impact of $2.3 million on net sales.
For the nine months ended September 30, 2018, pass-through metals pricing had a negative impact of $2.0 million and acquisitions had a positive impact of $3.5 million on net sales.
Adjusted Earnings Per Share:
Adjusted earnings per share is defined as net loss from continuing operations attributable to common stockholders adjusted to reflect adjustments consistent with the Company's definition of adjusted EBITDA. Additionally, the Company eliminates the amortization associated with intangibles assets recognized in purchase accounting for acquisitions. Further, the Company adjusts its effective tax rate to 34% for the three and nine months ended September 30, 2018 and 35% for the three and nine months ended September 30, 2017, as described in footnote (9) under the reconciliation table below. The resulting adjusted net income from continuing operations is then divided by Platform's outstanding number of shares of common stock plus the number of shares that would be issued if all Platform's convertible stock was converted to common stock, stock options were vested and exercised, and awarded equity grants were vested at each period presented. Adjusted earnings per share is a key metric used by management to measure operating performance and trends as management believes the exclusion of certain expenses in calculating adjusted earnings per share facilitates operating performance comparisons on a period-to-period basis.

9

The following table reconciles GAAP "Net loss attributable to common stockholders" to "Adjusted net income from continuing operations attributable to common stockholders" and presents the adjusted number of common shares used in calculating adjusted earnings per share for each period presented below:

		Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)		2018	2017	2018	2017
Net loss attributable to common stockholders		$(408.9)	$(69.2)	$(359.6)	$(154.7)
Net loss (income) from discontinued operations attributable to common stockholders		402.6	31.5	294.1	(21.1)
Net loss from continuing operations attributable to common stockholders		(6.3)	(37.7)	(65.5)	(175.8)
Reversal of amortization expense	(1)	27.8	27.7	84.7	81.7
Restructuring expense	(2)	1.0	8.9	4.3	16.2
Acquisition and integration costs	(3)	5.2	0.4	9.7	3.9
Legal settlement	(4)	—	—	—	(10.6)
Foreign exchange loss on foreign denominated external and internal long-term debt	(5)	3.8	11.5	0.7	49.3
Debt refinancing costs	(6)	—	0.8	—	14.6
Gain on sale of equity investment	(7)	—	—	(11.3)	—
Other, net	(8)	4.8	—	8.2	4.3
Tax effect of pre-tax non-GAAP adjustments	(9)	(14.4)	(17.3)	(32.7)	(55.8)
Adjustment to estimated effective tax rate	(9)	(11.1)	11.9	35.2	73.7
Adjustment to reverse income attributable to certain non-controlling interests	(10)	2.0	0.7	2.6	2.6
Adjusted net income from continuing operations attributable to common stockholders		$12.8	$6.9	$35.9	$4.1

Adjusted earnings per share from continuing operations	(11)	$0.04	$0.02	$0.12	$0.01

Adjusted common shares outstanding	(11)	302.1	300.2	302.0	300.3

(1)
The Company eliminates the amortization associated with intangible assets recognized in purchase accounting for acquisitions The Company believes this adjustment provides insight with respect to the cash flows necessary to maintain and enhance the Company's product portfolio.

(2)
The Company adjusts for costs of restructuring its operations, including those related to its acquired businesses. The Company adjusts these costs because it believes they are not reflective of ongoing operations.

(3)
The Company adjusts for costs associated with acquisition and integration activity, including costs of obtaining related financing such as investment banking, legal and accounting fees, and transfer taxes. The Company adjusts these costs because it believes they are not reflective of ongoing operations.

(4)
The Company adjusts for certain legal settlements which it believes are not considered reflective of ongoing operations, including the 2017 settlement agreement between MacDermid Printing Solutions LLC (now known as MacDermid Graphics Solutions LLC) and E.I. du Pont de Nemours and Company (now known as DowDuPont Inc.) which resulted in a net gain of $10.6 million in 2017.

(5)
The Company adjusts for foreign exchanges gains and losses on long-term intercompany and third-party debt because it expects the period-to-period movement of these currencies to offset on a long-term basis and, due to their long-term nature, are not fully realized. The Company does not exclude foreign exchange gains and losses on short-term intercompany and third-party payables and receivables.

(6)	The Company adjusts for costs related to its 2017 term loans refinancings because it believes they are not reflective of ongoing operations.

(7)	The Company adjusts for a gain on the sale of an equity investment in 2018 because it believes it is not reflective of ongoing operations.

(8)
The Company's 2018 adjustments include employee expenses associated with the Announced Arysta Sale that do not qualify for discontinued operations, non-cash changes in the fair value of contingent consideration, certain profession consulting fees and hedge ineffectiveness charges. The Company's 2017 adjustments include non-cash change in the fair value of contingent consideration and a non-recurring severance payment to a senior executive. The Company adjusts these costs because they are not considered to be reflective of ongoing operations.

(9)
The Company adjusts its effective tax rate to 34% for the three and nine months ended September 30, 2018. This adjustment does not reflect the Company’s current or near-term tax structure, including limitations on its ability to utilize net operating losses and foreign tax credits in certain jurisdictions. These factors significantly increase the Company's effective tax rate from 34%. The Company also applies an effective tax rate of 34% to pre-tax non-GAAP adjustments. For the three and nine months ended September 30, 2017, before the enactment of the Tax Reform in December 2017, the Company adjusted its effective tax rate to 35%. The Company adjusts the effective tax rates because it believes it provides a meaningful comparison of its performance between periods.

(10)
The Company adjusts for the income or loss attributable to non-controlling interest created at the time of the acquisition of MacDermid, Incorporated because holders of such equity interest are expected to convert their holdings into shares of Platform's common stock. The Company adjusts these non-controlling

10

interests because it believes they are not reflective of ongoing operations.

(11)
The Company defines "Adjusted common shares" as the outstanding shares of Platform's common stock at September 30, 2018 and 2017 plus the number of shares that would be issued if all Platform's convertible stock were converted into common stock, stock options were vested and exercised, and awarded equity grants were vested at September 30, 2018 and 2017. The Company adjusts the outstanding shares of Platform's common stock for this calculation to provide an understanding of the Company’s results of operations on a per share basis. See table below for further information.

NON-GAAP ADJUSTED COMMON SHARES AT SEPTEMBER 30, 2018 AND 2017 (Unaudited)
The following table shows Platform's adjusted common shares outstanding at each period presented which consists of Platform's outstanding number of shares of common stock plus the number of shares that would be issued if all Platform's convertible stock was converted to common stock, stock options were vested and exercised, and awarded equity grants were vested at each period presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2018	2017	2018	2017
Basic outstanding common shares	288.3	287.1	288.2	286.3
Number of shares issuable upon conversion of PDH Common Stock	4.1	5.1	4.1	5.8
Number of shares issuable upon conversion of Series A Preferred Stock	2.0	2.0	2.0	2.0
Number of shares issuable upon vesting and exercise of Stock Options	0.7	0.7	0.7	0.7
Number of shares issuable upon vesting of granted Equity Awards	7.0	5.3	7.0	5.4
Adjusted common shares outstanding	302.1	300.2	302.0	300.3
EBITDA and Adjusted EBITDA:
EBITDA represents earnings before interest, provision for income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding the impact of additional items which the Company believes are not representative or indicative of its ongoing business, as described in the footnotes located under the Adjusted Earnings Per Share from Continuing Operations reconciliation table above. Adjusted EBITDA also includes an allocation of corporate costs, such as compensation expense and professional fees. Management believes adjusted EBITDA and adjusted EBITDA margin provide investors with a more complete understanding of the long-term profitability trends of Platform’s business, and facilitate comparisons of its profitability to prior and future periods. However, these measures, which do not consider certain cash requirements, should not be construed as alternatives to net income or cash flow from operations as measures of profitability or liquidity.

11

The following table reconciles GAAP "Net loss attributable to common stockholders" to Adjusted EBITDA:

		Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)		2018	2017	2018	2017
Net loss attributable to common stockholders		$(408.9)	$(69.2)	$(359.6)	$(154.7)
Add (subtract):
Net income attributable to the non-controlling interests		3.0	2.9	3.5	4.8
Loss (income) from discontinued operations, net of tax		401.6	29.4	293.3	(23.1)
Income tax (benefit) expense		(18.8)	(1.6)	21.1	20.2
Interest expense, net		77.9	84.7	233.4	256.3
Depreciation expense		10.9	12.3	33.8	34.8
Amortization expense		27.8	27.7	84.7	81.7
EBITDA		93.5	86.2	310.2	220.0
Adjustments to reconcile to Adjusted EBITDA:
Restructuring expense	(2)	1.0	8.9	4.3	16.2
Acquisition and integration costs	(3)	5.2	0.4	9.7	3.9
Legal settlement	(4)	—	—	—	(10.6)
Foreign exchange loss on foreign denominated external and internal long-term debt	(5)	3.8	11.5	0.7	49.3
Debt refinancing costs	(6)	—	0.8	—	14.6
Gain on sale of equity investment	(7)	—	—	(11.3)	—
Other, net	(8)	4.8	—	8.2	4.3
Adjusted EBITDA		$108.3	$107.8	$321.8	$297.7
NOTE: For footnote descriptions, please refer to the footnotes located under the Adjusted Earnings Per Share reconciliation table above.
CONTACT:
Investor Relations:
Carey Dorman
Corporate Treasurer and Vice President, Investor Relations
Platform Specialty Products Corporation
1-561-406-8465

Media:
Liz Cohen
Managing Director
Kekst
1-212-521-4845

12